CSC
Federal Sector - Civil Group
8400 Corporate Drive
Landover, Maryland 20785
301.429.3100


August 18, 1999


Mr. Gary Smith
Genisys Information Systems, Inc.
654 North Belt East
Suite 310
Houston, TX 77060

Subject: IRS Prime Subcontract Agreement #S800627

Reference: IRS PRIME Contract #TIRNO-99-D-0001




Dear Mr. Smith:

Please find enclosed two copies of the subject subcontract for your review and signature. Please sign and return both copies to the attention of the undersigned as soon as possible. A fully executed copy will be returned for your files.

If you have questions or if I may be of further assistance, please contact the undersigned at (301) 306-6427 or via e-mail kgrace@csc.com.

Sincerely,



KENNETH L. GRACE
Principal Subcontract Administrator





Enclosure - Subcontract Agreement #S800627

    IRS PRIME SUBCONTRACT AGREEMENT

Subcontract Number:   S800627           Effective Date:     August 18, 1999

                                    BETWEEN

     Buyer                            AND              Seller
     -----                                             ------

Computer Sciences Corporation                Genisys Information Systems, Inc.
8400 Corporate Drive                         654 North Belt East, Suite 310
Landover, MD 20785                           Houston, TX 77060

          Time and Materials                 X    Labor Hour
          Task Assignments                        Letter Subcontract
          Basic Ordering Agreement                Other _______________


Period of Performance:   18 August 1999 to 18 February 2000
Prime Contract Agency:   Internal Revenue Service (IRS)
Prime Contract Number:   TIRNO-99-D-00001
Priority Rating:         N/A
F.O.B. Point:            N/A


     Part I. - THE SCHEDULE
     ----------------------
     Section A. Subcontract Agreement (Face Page and Signature Page) Section B. Supplies/Services and Price/Costs
     Section C. Description/Specifications/Statement of Work (SOW) Section D. Packaging and Marking
     Section E.  Inspection and Acceptance
     Section F.  Deliveries and Performance
     Section G.  Contract Administration
     Section H.  Special Contract Requirements

     Part II. - CONTRACT CLAUSES
     ---------------------------
     Section I.  Contract Clauses

     Part III. - LIST OF ATTACHMENTS
     -------------------------------
     Section J.   N/A

     Part IV. - REPRESENTATIONS
     --------------------------
     Section K.  Incorporation of Representations and Certifications

                                  SIGNATURE PAGE


This Subcontract Agreement may be referred to in this document as "Agreement," "Contract," or "Subcontract." Any reference to CSC's contract with the Government or other customer will be to the "prime contract."

IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT AS OF THE DATES SET FORTH BELOW.

Computer Sciences Corporation           Genisys Information Systems, Inc.

By:                                     By: /s/ Craig Crawford    8/18/99
   -----------------------------------     --------------------------------
   Signature                Date             Signature            Date
Typed Name:   Kenneth L. Grace               Typed Name:   Craig Crawford
Title: Principal Subcontract Administrator        Title:   Chief Operating
                                                  Officer
SECTION A.   CONTRACT FORM

 .1        CONTRACTING PARTIES

     This subcontract is made and entered into as of August 18, 1999 by and between Computer Sciences Corporation, Civil Group, IRS PRIME Alliance, with offices at 8400 Corporate Drive, Landover, Maryland 20785 (hereinafter referred to as "CSC", "Prime Contractor", or "Buyer"), a corporation organized, existing, an incorporated under the laws of Nevada, and Genisys Information Systems, Inc. ("Genisys"), (hereinafter referred to as "Subcontractor" or "Seller") with offices at 654 North Belt East, Suite 310, Houston, Texas 77060.

A.2  AUTHORITY

          (a) This contract, consisting of the FACE Page; the SCHEDULE; CONTRACT CLAUSES; LIST OF ATTACHMENTS; REPRESENTATIONS, together with all documents incorporated herein by reference, constitutes the entire agreement between the contracting parties. All oral or written representations, inducements, understandings, commitments or agreements, of any kind and of nature between the parties, not incorporate into the contract, are superseded by this contract.


     (b) This contract is a subcontract under IRS Contract Number TIRNO-99-D-00001. The prime contract is between Computer Sciences Corporation and the United States Government (Internal Revenue Service) and bears an effective date of 12/9/98.

     (c) This subcontract shall be governed by and constructed in accordance with the laws of the Commonwealth of Virginia.

A.3  GENERAL

     If any provision of this order is held by a court of competent jurisdiction to be invalid, illegal, or otherwise unenforceable it is to that extent to the deemed committed, and the remainder of the order shall in no way be affected or impaired thereby. Seller is hereby notified that his order, after Seller's acceptance thereof, is proprietary information of the Buyer and the Seller, unless disclosure is required by law or Government responsibility.

A.4  TYPE OF CONTRACT

     (a) This is a Labor Hour type of contract. The service to be provided is labor hours provided over a fixed period of time. The amount of effort is limited to within the ceiling price and hourly labor rates set forth in this schedule. While the amount of effort may vary within the contract period, that period of time may not vary and the amount of effort may not be exceeded except as may be specifically authorized within this contract or by an amendment to this contract.

     (b) This article is intended solely to acquaint the reader with the general nature of the agreement. Its specific terms, conditions and procedures are each covered in subsequent Articles, Clauses and/or Attachments.

A.5  ACCEPTANCE OF THIS SUBCONTRACT

     This Agreement is not binding upon Buyer until accepted by Seller. Acceptance of all terms and conditions of this order shall take place at the election of Seller by execution of a subcontract by duly authorized representatives of Seller and Buyer. None of the terms and conditions contained in this purchase Order may be added to, modified, or superseded, or otherwise altered, except by a written instrument signed by duly authorized representatives of the Buyer and the Seller. The provisions of this order are as negotiated. SELLER IS HEREBY URGED TO ONLY ACCEPT THIS ORDER AFTER READING IT IN FULL AND AGREEING TO ITS TERMS. IF SELLER DOES NOT AGREE TO ANY OF THE TERMS CONTAINED HEREIN, OR BELIEVES ANY TO BE UNREASONABLE, SELLER SHOULD DECLINE THE ORDER AND PROVIDE SUGGESTED REVISIONS TO BUYER.


SECTION B.     SUPPLIES OR SERVICES AND PRICES/COSTS

B.1  WORK TO BE PERFORMED

     The Seller, acting as an independent contractor and not as an agent of the Buyer, shall furnish materials, personnel, facilities, support and management necessary to provide the supplies and services in accordance with Article C.1 entitled "Scope of Work."

B.2  DELIVERABLE REQUIREMENTS

     (a)       The subcontractor shall perform and/or deliver the following:


          Item      Description                        Deliver Date
          ----      --------------------------------   -------------

          1         Fixed labor hours                  8/18/99 through
                    for the labor category             2/18/2000
                    and at the rate specified
                    in Article B.3, below,
                    for work set forth in the
                    Statement of Work, hereto


     (b) In the event the Seller anticipates difficulty in complying with the delivery schedule, the Seller shall notify the Buyer within a reasonable time frame, giving pertinent details, including the date by which it expects to make delivery; PROVIDED, however, that this data shall be informational only in character and that receipt thereof shall not be construed as a waiver by the Buyer of any contract delivery schedule, or any rights or remedies provided by law or under this subcontract.

     (c) For purposes of delivery, all deliverables shall be made by the start of business (SOB) 8:00 A.M. EST, Monday through Friday, or by mutual agreement by both parties.

     (d) All deliverable reports, if applicable, shall be submitted in one original camera ready copy to the Buyer's designated Subcontracts Administrator (SA) and one electronic copy to the Buyer's designated Task Manager (TM). All deliverables submitted in electronic format shall be formatted on a 3-1/2 inch High Density diskette or e-mailed to the Buyer's TM at @csc.com and copy the Buyer's SA at kgrace@csc.com. Word processing type documents shall be formatted in Microsoft Word or compatible format and spreadsheet type tables, not already incorporated into the Microsoft Word documents, shall be delivered in a format compatible with Microsoft Excel.
               Computer produced graphics shall be delivered on diskettes with the generating hardware and software identified. Diskette(s) shall be free of any computer virus. If a virus is found, the deliverable will not be accepted.

B.3  VALUE

          Direct labor hours provided for all work awarded under this subcontract shall be reimbursed for the following labor category as specified below at the hourly rates listed below. The rates set forth in this schedule are fully burdened and are inclusive of profit.


               CSC I IRS                CSC I IRS      CSC I IRS
      Labor    Site Rates               Site Rates     Site Rates
     Category  Base Yr.       Est Hrs   Opt. Yr. 1     Opt. Yr. 2
     --------  --------       -------   ----------     ----------

     Project
     Scheduler $114/hour      1,100          N/A            N/A


     Note: $114.00 per hour for the first 40 hours in each week. $90.00 per hour for hours in excess of 40 hours in each week.

     Total Labor Hours:  1100 (0.53 FTE) NTE
     Total Funded Labor Dollars:   $125,400.00 NTE

B.4  PRODUCTIVE DIRECT LABOR HOURS

     "Productive direct labor hours" are those hours expended by Seller personnel in performing work under this subcontract. This does not include sick leave, vacation, holidays, jury duty, military leave, or any other kind of administrative leave.


SECTION C.     DESCRIPTION OF WORK/WORK SPECIFICATION

                                  Background

The Internal Revenue Service (IRS) is engaged in a long-term modernization of the information systems that effect both the administration of the nation's taxes and the operation of the IRS. As we move forward, a modern and secure infrastructure must be designed and deployed which will be enterprise-wide in scope, and must be able to scale to support and consistently respond to the entire base of IRS employees, stakeholders, and taxpayers. Infrastructure systems and components must be standards compliant, fully integrated and, as a highly reusable national platform, must be capable of providing the full range of traditional infrastructure services to all taxpayer, corporate, financial and administrative support applications.

Historically, the IRS has developed distributed computing systems using unique hardware and software configurations. These methods and practices have manifested into "stove-piped" systems that are not standards based, do not integrate with other (similar) systems, and demand a unique and costly system support structure. Additionally, these stove-piped applications have become increasingly expensive to maintain, lack the requisite security services, and are not synchronized with the IRS modernization blueprint.

The infrastructure environment within the IRS now consists of highly disjointed systems components and configurations (including data communication domains and hardware/software standards) and lacks consistent security tools and structure. Specifically, many fielded systems have little or no security functionality and fail to interface with other systems or share services (including local data) across system boundaries. Additionally, infrastructure systems and components are vulnerable to both internal and external attack that could lead to denial of critical services supporting service-wide business functionality.

Most recently, numerous efforts have taken place to capture, validate and consolidate infrastructure requirements in such areas as Compliance, Security and End-User Computing. While these activities have identified and filled requirement voids within various infrastructure service areas, we have not confirmed that all areas have been sufficiently addressed, validated, or integrated.

                                     Scope

The purpose of this task order is to provide support to the program management office, and specifically the program control office.

Duties will include working in the earned value department, developing and maintaining msp schedules, working with the operational community to develop schedules, baselines, and report status against the baselines, develop resource loading tools in msp, work with the msp gateway in Artemis, maintain the wbs structure, work with the customer to make improvements.


Prepared By:___________________

Dated:________________________

PMO:________________________

Dated:________________________

SECTION D.  PACKAGING AND MARKING

D.1  PRESERVATION, PACKAGING, AND PACKING

     (a) Unless otherwise specified, all items shall be preserved, packaged, and packed in accordance with normal commercial practices. Seller shall be responsible for safe packing in conformity with the requirements of the Uniform Freight Classification and the National Motor Freight Classification (issue in effect at time of shipment). Each shipping container of each item in a shipment shall be of Uniform size and content, except for residual quantities.

     (b) Where special or unusual packing is specified in an order, but not specifically provided for by the contract, such packing details must be the subject of an agreement independently arrived at between the ordering agency, the Prime
               Contractor/Buyer and the Seller.

D.2  PACKING LIST

     A packing list or other suitable shipping document shall accompany each shipment and shall indicate: (1) Name and address of consignor; (2) Name and complete address of consignee; (3) Subcontract Number; and (4) Description of the material shipped, including item number, quantity, number of containers, and package number (if any). One copy of the packing list shall be forwarded to the Buyer, and one copy shall accompany Seller's invoice.

D.3  MARKING

          All data and correspondence submitted to the Subcontract Administrator and the Task Monitor (TM) shall reference:

               The prime contract and subcontract number; and

          (2)  The Buyer.

          The Buyer's Subcontract Administrator shall receive a copy of all correspondence listed in Article B.2.(a) submitted to the Buyer's TM.

          The Subcontractor shall place identical requirements on all lower tier subcontracts.

D.4  CONTAINER MARKING

     (a) The Subcontractor's markings on shipping containers shall be clearly legible from a distance of 36 inches. The
               Subcontractor may mark by stencil, rubber stamp, or lacquer over a coated gummed label. Containers shall be clearly marked as follows:

               Name of Seller;

               Description of items contained therein; and

          (3)       Consignee's name and address.

     (b) The Subcontractor shall place identical requirements on all lower tier subcontractors.


SECTION E.     INSPECTION AND ACCEPTANCE

E.1  RESPONSIBILITY OF INSPECTION AND ACCEPTANCE

          Inspection and acceptance of all work performance, reports and other deliverables under this Subcontract shall be performed at the place of delivery.

          Inspection, acceptance, and verification that all deliverables associated with Article 8.2 and the SOWs issued under this Subcontract fulfill the requirements and standards under this Subcontract will be accomplished by the Buyer's SA and/or TM.
          Either the Buyer's SA or TM will inspect, and be responsible for, the review and acceptance of all deliverables under this Subcontract prior to its final acceptance by the Government.

          Acceptance by the Prime Contractor, on items deliverable to the Government as presented to Prime Contractor, shall be provisional and subject to final acceptance by the Contracting Officer, or designee.

E.2  INSPECTION AND ACCEPTANCE

     (a) If the supplies or the tender of delivery fail in any respect to conform to this Agreement, the Buyer may accept or reject the whole or any portion thereof. Buyer may reject deliverable and/or supplies within a reasonable time (not more than thirty one (31) days) after receipt at the Buyer's site. Acceptance occurs unless the Buyer, within thirty one (31) days of receipt, signifies to Seller that it has not accepted the deliverable, or services. Acceptance does not of itself impair any other legal or equitable remedy for non-conformity. Acceptance may be revoked if it was made with the reasonable assumption that any non-conformity would be cured, the non-conformity was difficult to discover before acceptance, or is otherwise permitted by law or equity. Upon rejection the Buyer may, at its option, and in addition to any other available recourse, return at Seller's cost the deliverable or supply (a) for complete credit, (b) repair and return at no increase in price and on Buyer's schedule, or (c) an exchange on Buyer's schedule.

E.3  SCOPE OF INSPECTION

     All deliverables will be inspected for content, completeness, accuracy and conformance to the SOW's requirements by the Buyer's Subcontract Administrator or Task Monitor. Inspection may include validation of reports, documentation, deliverables, information or software through the use of automated tools and/or testing of the deliverables, as specified in the SOW. The scope and nature of this testing will be determined by the Buyer's TM and will be sufficiently comprehensive to ensure the completeness, quality and adequacy of all deliverables.

E.4  BASIS OF ACCEPTANCE

          The basis for acceptance shall be compliance with the requirements set forth in Section C and other terms and conditions of this Subcontract. The Buyer will provide written notification of rejection of all deliverables, both draft and final, accompanied by specific reason(s) for rejection. Deliverable items rejected shall be rectified and re-submitted within a mutually agreed upon time frame. If it is a "draft" deliverable, the Contractor shall rectify the situation before the next schedules submission of the deliverable(s).

          Custom services will be accepted upon receipt of proper documentation as specified in the SOW. If custom services are for software development, the final acceptance of the software program will occur when customer identified discrepancies, errors or other deficiencies identified in writing by the Buyer have been resolved, either through documentation updates, program correction, or other mutually agreeable methods.

E.5  RE-SUBMITTED DELIVERABLES

     The Buyer will review and verify that the original problem(s) has (have) been resolved with the Contract deliverable(s) as re-submitted. If this is a re-submission of a final deliverable, the Buyer will provide the Seller written notice of acceptance/rejection within fifteen (15) days after receipt of each re-submitted final deliverable. In the event the Buyer does not issue a written acceptance/rejection notice or a request for extension to the Seller within two (2) days after a thirty one (31) day inspection and acceptance period, the Seller may consider this deliverable to be accepted by the Seller.

E.6  ACCEPTANCE CRITERIA

     (a) Deliverables will be accepted if they are completed in accordance with the specification, schedules, test plans, or other acceptance criteria stated herein and also those acceptance criteria and other requirements which are incorporated into the SOW.

     (b) Reports, documents and narrative-type deliverables will be accepted when the Buyer's comments/revisions, when applicable, have been incorporated.

     (c) Software deliverables will be accepted when customer identified discrepancies, errors, or other deficiencies have been resolved to the Government's satisfaction.

     (d) Training will be accepted as complete when CSC specified personnel have been trained in accordance with the Government provided or accepted training plan/schedule as determined by the Government.

E.7  NON-CONFORMING PRODUCTS OR SERVICES

     Non-conforming products or services will be rejected. Subcontractor QA shall maintain, as part of the performance record of the Subcontract, records of the following:

          The number and types of deficiencies found; and

     (b) Decisions regarding the acceptabilility of processes, products and corrective action procedures.


SECTION F.     DELIVERIES OR PERFORMANCE

F.1  TERM OF CONTRACT

          The Term of this Contract is from date of award for a six (6) month period. The total duration of this Agreement shall not exceed twelve
          (12) months, unless otherwise extended in writing and signed by both parties.

          This subcontract may be extended upon mutual agreement of the parties prior to the expiration of the current, exercised, performance period year.

F.2  PERIOD OF PERFORMANCE

     The period of performance of this contract shall be from August 18, 1999 -
      February 18, 2000.

F.3  PLACE OF PERFORMANCE

     The Subcontractor shall perform all work at CSC's IRS PRIME program facility located at 8400 Corporate Drive, Landover, MD 20785, or as directed by Mr. Bill Liggett or designee.

F.4  NOTICE TO CSC OF DELAYS

     In the event Seller encounters difficulty in meeting performance requirements, or anticipates difficulty in complying with this Agreement's delivery schedule or dates, or whenever Seller has knowledge that any actual or potential situation is delaying or threatens to delay the timely performance of this Agreement, Seller shall notify CSC within a reasonable time frame, giving pertinent details. This notification shall be informational only and compliance with this provision shall not be construed as a waiver by CSC of any delivery schedule or date or of any rights or remedies provided by law or under this Agreement.

F.5  FORCE MAJEURE

     Neither party to the Agreement shall be considered to be in default or its obligations under this Agreement to the extent that failure to perform any such obligation arises out of causes beyond the control and without the fault or negligence of the affected party. However, Seller shall not be excused for failure to perform any obligation under this Agreement if such failure is caused by a Subcontractor or Seller at any tier and the cause of such failure was not beyond the control of the Seller.


SECTION G.     CONTRACT ADMINISTRATIVE DATA

G.1  GENERAL

     The following paragraphs shall be applicable to all work issued under this Subcontract. Additional subcontract administration data may be specified in bilateral amendments incorporated hereto.

G.2  PAYMENT PROVISIONS

     G.2(a)    LABOR

     The following invoicing and payment provisions shall apply to this subcontract for labor only:

     For any labor charges incurred by Seller under this Subcontract, for which a timecard is completed by Seller's employee and such time card is approved by an authorized CSC representative, CSC shall make payment to Seller without submission of an invoice by Seller. The following conditions shall apply:

          CSC will issue checks in accordance with the net terms of this subcontract.

          Payment will be based on properly completed and approved time cards which adhere to the terms and conditions of a valid purchase order (i.e. funding, hourly labor rates and period of performance are in place for the effort performed, etc.)

          Time cards are to be furnished weekly to cognizant CSC project personnel for approval. No payment will be made for any hours worked in excess of 45 hours per week without written authorization from CSC.

          CSC accounting will issue a report to seller with each check detailing the charges covered by that check.

          Invoices shall not be submitted by seller to CSC for hourly labor charges.

     2. Invoices for charges, other than those described in (a), will be submitted only for properly authorized, funded and incurred travel costs, which charges are subject to the limitations, restrictions, and requirements of federal regulations. Invoices for the charges described in this paragraph may be submitted no more often than once monthly.

     All other terms and conditions regarding invoicing or payments remain unchanged to the extent they do not conflict with this clause. In the event of a conflict between such other terms or conditions and this clause, the terms of this clause shall have precedence.

G.2(b)    TRAVEL

     No travel or any other ODC shall be allowed without prior written approval and/or subcontract modification.

     The Seller shall use tourist or coach class air or rail travel and economy rental cars while traveling. Per diem rates shall be in consonance with the Federal Travel Regulations in effect at the time of travel. All travel must be approved in advance in writing by Kevin Kelley or his designee.

     THE FOLLOWING PAYMENT PROVISIONS SHALL APPLY TO THIS SUBCONTRACT FOR TRAVEL ONLY:

          1.        Invoice or Voucher Submission Requirements and CSB Payment


          a. The Seller's vouchers for all appropriate indirect costs plus the substantiated actual travel costs shall be submitted to the Computer Sciences Corporation, 8400 Corporate Driver, Landover, MD 20785, Attention: Mr. Bill Liggett - Sr. Manager, Finance & Administration

                    b. Costs and supporting data on vouchers shall be segregated by Task Orders. Supporting data shall include at a minimum:

     2.   Basic Subcontract Number

     3. Travel costs shall be broken down at the levels provided in item (3) below, by Task Order, by Statement of Work (SOW) Line Item Number (SLIN).

     4. Supporting data to item (2) above, by Task Order, by SLIN as follows:

               a.   period covered by the invoice;

               b. travel costs breakouts (i.e., airline, auto rental, hotels, meals, etc.) (current and cumulative);

     5.        Invoice total

     6.        Invoice number and date

     All travel to be invoiced under this subcontract must be reported in a specific format; hard and softcopy (Excel Diskette) should accompany the standard invoice documentation. The table below details the IRS required travel information and format:


  Dates      Place
    of         of
                                                                           Oth
                                                                           er
Departure Origination                                             Car      Per
                                                                           Diem(Parking,
   and         and        No. of             Transportation      Rental    Foo
                                                                           d andCab Fare,
 Return   Destination    Travelers Purpose      Costs             Cost     Lod
                                                                           gin
                                                                           g  etc.)
-------   -----------    --------- -------   --------------      ------    ---
                                                                           ---
                                                                           -----------



     7.   The following certification:

          I certify, to the best of my knowledge and belief, that all services/supplies shown in this invoice have been performed, delivered, accepted or incorporated into an item to be delivered. All costs contained herein are current, complete and accurate.

               ____________________________________    _________________
               Signature                               Date

G.2(c) Final Payment shall be made in accordance with FAR 52.216-7, "Allowable Cost and Payment."

     Invoices may be submitted for charges incurred and not previously invoiced at a frequency corresponding to Subcontractor's normal payroll schedule. However, invoices should only be submitted once in a 31-day period. Payment will be made in a manner consistent with the terms of NET 45 days provided appropriate funding is available.

G.3  SUBCONTRACT MANAGEMENT

     Notwithstanding the Seller's responsibility for total Seller's personnel management during the performance of this Subcontract, the administration of the subcontract will require maximum coordination between the Buyer and the Seller. The following individuals will be the Buyer's points of contact during the performance of the subcontract.

     Subcontract Administrator (SAC).  All subcontract administration will
     -------------------------------
     be effected by the SA, Mr. Kenneth L. Grace, (301) 306-6427, or his designee. Communications pertaining to contractual administrative matters will be addressed to the SA. The word "Buyer" as used throughout this contract or its attachments refers specifically to the SA. The SA is the only person authorized to approve changes in any of the requirements of this contract, and notwithstanding any provisions contained elsewhere in this contract, said authority remains solely with the SA. No changes or deviation from the scope of work shall be effected without a written modification to the subcontract executed by the SA authorizing such changes. Should schedule conditions warrant a "rapid reaction," the SA may issue a verbal authorization to initiate work. Should this occur, written confirmation shall be provided to the Seller within five (5) calendar days following the verbal authorization to proceed. Should the SA designate individuals to act as the Subcontracts Administrator's Representative (SAR), such representative will be designated by a letter of appointment and will not be authorized to change any of the terms and conditions of the subcontract or task.

     Technical Coordination.

          Performance of work under this Subcontract shall be in compliance with the Statement of Work and any approved tasks.

     1. All technical coordination shall be within the scope of the Subcontract and that task. No oral statements of any person whatsoever will in any manner or degree modify or otherwise affect the terms of this Subcontract, except as provided in Article G.3.a. Technical coordination shall not result in any condition that:

                    (a) constitutes an assignment of additional work outside the SOW or the task,

                    (b) constitutes a change as defined in the contract clause entitled "Changes" for Firm Fixed Price, Time and Material and Cost Reimbursement contracts,

                    (c) causes an increase in the total Subcontract ceiling, value, or the time required for subcontract or task performance,

                    (d) changes any of the expressed terms, conditions or specifications of the Subcontract or task, or

                    (e) interferes with the Seller's right to perform the terms and conditions of the contract.

G.4  MODIFICATIONS

          No modification of this Agreement (including any additional or different terms of the Seller or any increase in compensation or funds allotted) shall be binding on CSC unless agreed to in writing and signed by both parties. No course of dealing or failure by either party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition.

     (a) If, during the subcontract period, the subcontractor offers any changes to its agreement (i.e., additions, deletions, reductions, or administrative changes), he shall immediately submit two (2) copies of the proposed modification, together with all required certifications, information and supporting documentation set forth in this section, to the SA and TM for consideration.

     (b) To help reduce the review time for the Buyer and its Government Customer, the Seller offering changes is urged to submit proposed modification data as follows:

                    1. All requests for contract modification are to be in writing;

                    2. Identify the schedule contract number, the proposed modification number, the effective date, and the type of modification being proposed;

                    3. Be signed by an authorized negotiator of the Seller who may commit the Company;

                    4. Proposed modifications should not be grouped indiscriminately. Trying to incorporate unrelated actions (i.e., addition actions, deletion actions, price reduction actions, administrative actions) into a single modification increases the risk that a deficiency in one portion of the proposed modification will result in a delay in its overall consideration. For this reason, proposed modifications should delineate a single action.

G.6  NOTICES

          Notices are required to be given in writing and delivered to the following addresses:

     For Buyer:                         For Seller:

     Computer Sciences Corporation      Genisys Information Systems, Inc.
     8400 Corporate Drive               654 North Belt East
     Landover, MD 20785                 Suite 310
                                        Houston, TX   77060
     Attn: Kenneth L. Grace             Attn: Craig Crawford

          All notices to the Buyer must be in writing and delivered to the Buyer's attention as cited in Article G.6(a), above.